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                                                                     EXHIBIT 5.1


[VALERO ENERGY CORPORATION LOGO]                                 JAY D. BROWNING
                                                                Vice President &
                                                             Corporate Secretary


                                 March 22, 2002


Valero Energy Corporation
One Valero Place
San Antonio, Texas  78212

Ladies and Gentlemen:

         I am Vice President and Corporate Secretary of Valero Energy Corporation, a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and by VEC Trust III and VEC Trust IV, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time of up to $3,500,000,000 aggregate initial offering price of (a) the Company's senior debt securities (the "Senior Debt Securities"), (b) the Company's subordinated debt securities (the "Subordinated Debt Securities"), (c) shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), (d) shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"), (e) warrants of the Company to purchase other securities (the "Warrants"), (f) preferred securities of the Trusts (the "Trust Preferred Securities"), (g) the Company's guarantees with respect to the Trust Preferred Securities (each, a "Guarantee" and, collectively, the "Guarantees"),
(h) the Company's stock purchase contracts (the "Stock Purchase Contracts") and
(i) the Company's stock purchase units (the "Stock Purchase Units"), consisting of (A) a Stock Purchase Contract and (B) a beneficial interest in the Trust Preferred Securities, debt securities of the Company or debt obligations of third parties securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract. The Senior Debt Securities, the Subordinated Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Trust Preferred Securities, the Guarantees, the Stock Purchase Contracts and the Stock Purchase Units may be hereinafter referred to as the "Securities."

         Each series of the Senior Debt Securities will be issued pursuant to an indenture dated as of December 12, 1997 between the Company and The Bank of New York, as Trustee (the "Senior Indenture"), and each series of the Subordinated Debt Securities will be issued pursuant to an indenture to be entered into between the Company and The Bank of New York, as Trustee (the "Subordinated Indenture"), as each such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a "Supplemental Indenture"). Each Guarantee will be issued pursuant to a guarantee agreement to be entered into between the Company and The Bank of New York, as guarantee trustee thereunder (each, a "Guarantee Agreement" and, collectively, the "Guarantee Agreements").


      One Valero Place o Box 500 o San Antonio, TX. 78212-3186 (78292-0500)

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Valero Energy Corporation
March 22, 2002
Page 2


         In furnishing this opinion, I or members of my staff have examined and relied without investigation as to matters of fact upon, copies of the Restated Certificate of Incorporation and Restated By-laws of the Company, as amended to date (together, the "Charter Documents"), the Senior Indenture and forms of the Subordinated Indenture and the Guarantee Agreement filed as exhibits to the Registration Statement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company and the Trusts, statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

         In connection with this opinion, I have assumed: (a) the genuineness of all signatures on all documents examined by me, (b) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies, (c) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (d) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the terms of the offering and the Securities offered thereby; (e) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and
(h) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2. With respect to a series of Senior Debt Securities, when (a) any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto;
(b) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (c) the Senior Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Senior Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration


      One Valero Place o Box 500 o San Antonio, TX. 78212-3186 (78292-0500)

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Valero Energy Corporation
March 22, 2002
Page 3

therefor provided for therein, the Senior Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. With respect to a series of Subordinated Debt Securities, when (a) the Subordinated Indenture and any applicable Supplemental Indenture relating to such series has been duly authorized and validly executed and delivered by each of the parties thereto; (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act; (c) the Board has taken all necessary corporate action to approve and establish the terms of such series and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (d) the Subordinated Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the Subordinated Indenture, any applicable Supplemental Indenture relating to such series and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein, the Subordinated Debt Securities of such series will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

         5. With respect to shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a "Certificate of Designations"), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in


      One Valero Place o Box 500 o San Antonio, TX. 78212-3186 (78292-0500)

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Valero Energy Corporation
March 22, 2002
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the share register of the Company, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         6. With respect to Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered either (i) in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or
(ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, the Warrants will be duly authorized and validly issued.

         7. With respect to each Guarantee Agreement, when (a) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto in connection with the issuance and sale of Trust Preferred Securities, (b) the Company has received the purchase price for the Senior Debt Securities or the Subordinated Debt Securities to which such Guarantee Agreement relates and (c) such Guarantee Agreement has been duly qualified under the Trust Indenture Act, such Guarantee Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to the effect of
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8. With respect to the Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve and establish the terms of such Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (b) the Stock Purchase Contracts have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein, the Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effects of
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating


      One Valero Place o Box 500 o San Antonio, TX. 78212-3186 (78292-0500)

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Valero Energy Corporation
March 22, 2002
Page 5


to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         9. With respect to the Stock Purchase Units, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters and (b) the Stock purchase Units have been duly issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein, the Stock Purchase Units will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions set forth above are limited in all respects to matters of Texas law, the General Corporation Law of the State of Delaware and the federal laws of the United States, in each instance as currently in effect, and in each case, exclusive of municipal, local and county ordinances, laws, rules and regulations. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. Additionally, I hereby consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                       Very truly yours,

                                       /s/ Jay D. Browning

                                       Jay D. Browning



      One Valero Place o Box 500 o San Antonio, TX. 78212-3186 (78292-0500)